Registration No. 333-_________

As filed with the Securities and Exchange Commission on January 12, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CFSB Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

United States of America	Being applied for
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15 Beach Street
Quincy, Massachusetts 02170
(Address of Principal Executive Offices)

Colonial Federal Savings Bank 401(k) Plan
(Full Title of the Plan)

Copies to:

Michael E. McFarland	Thomas P. Hutton , Esq.
President and Chief Executive Officer	Scott A. Brown, Esq.
CFSB Bancorp, Inc.	Luse Gorman, PC
15 Beach Street	5335 Wisconsin Ave., N.W., Suite 780
Quincy, Massachusetts 02170	Washington, DC 20015-2035
(617) 471-0750	(202) 274-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share	632,188(1)	$10.00 (3)	$6,321,880	$587
Participation Interests	-- (2)	--	--	-- (4)
_________________________
(1)
This registration statement relates to 632,188 shares of common stock of CFSB Bancorp, Inc. that may be purchased with employee contributions to the Colonial Federal Savings Bank 401(k) Plan (the “Plan”).

(2)
Pursuant to 17 C.F.R. Section 230.416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the Plan.

(3)	Determined pursuant 17 C.F.R. Sections 230.457(h)(1) and 230.457(c) of the Securities Act.
(4)	Pursuant to 17 C.F.R. Section 230.457(h)(2) of the Securities Act, no registration fee is required to be paid.
____________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. § 230.462 under the Securities Act.

PART I.
Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information
The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.
Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II.
Item 3.  Incorporation of Documents by Reference
The following documents previously filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):
(a) The prospectus filed by CFSB Bancorp, Inc. (the “Company”) pursuant to Rule 424(b)(3) of the Securities Act with the Commission on November 19, 2021 (File No. 333-259406);
(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (File No. 333-259406), filed with the Commission on December 22, 2021.
(c) The Company’s Current Report on Form 8-K filed on November 10, 2021 (File No. 333-259406); and
(d) The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on January 12, 2022 to register the Company's common stock under the Exchange Act (File No. 001-41220).
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.
All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.
Item 4.  Description of Securities
Not applicable.
Item 5.  Interests of Named Experts and Counsel
None.

Item 6.  Indemnification of Directors and Officers
Article XII of the Bylaws of CFSB Bancorp, Inc. (the “Company”) provide as follows:
Section 1. Legal Action.
(a) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer or employee of the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.
(b) The Company may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
Section 2. Successful Defense.  To the extent that a present or former director, officer or employee of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in this Article XII or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company.
Section 3. Proper Determination.  Any indemnification under Sections 1 and 2 of this Article XII shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article XII. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, (2) by independent counsel, or (3) by the stockholders of the Company.
Section 4. Indemnification Not Exclusive.  The indemnification and advancement of expenses provided by or granted under this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
Section 5. Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article XII.
Section 6. Continuation of Indemnification.  The indemnification and advancement of expenses provided by or granted under this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee of the Company and shall inure to the benefit of the heirs, executors, and administrators of that person.

Section 7. Applicable Law.  Notwithstanding any other provision of this Article XII, no indemnification or purchase of insurance may be promised or made unless in compliance with applicable laws, rules or regulations, including 12 CFR §239.40, 12 USC §1828(k) and 12 CFR Part 359.
Item 7.  Exemption From Registration Claimed
Not applicable.
Item 8.  List of Exhibits
Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

23	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23

24	Power of Attorney	Contained on Signature Page
_________________________
*	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A (File No. 001-41220) filed by the Company under the Exchange Act with the Commission on January 12, 2022.

The undersigned hereby undertakes that Colonial Federal Savings Bank, the wholly-owned subsidiary of the registrant, has submitted, or will submit, the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made, or will make, all changes required by the Internal Revenue Service in order to qualify the Plan.

Item 9.  Undertakings
The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on January 12, 2022.
CFSB BANCORP, INC.
By:	/s/ Michael E. McFarland
Michael E. McFarland
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of CFSB Foundry Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Michael E. McFarland, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Michael E. McFarland may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Company common stock and participation interests offered or sold to the Colonial Federal Savings Bank 401(k) Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Michael E. McFarland shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ Michael E. McFarland	President, Chief Executive Officer	January 12, 2022
Michael E. McFarland	and Director
(Principal Executive Officer)

/s/ Susan Shea	Treasurer and Chief Operating	January 12, 2022
Susan Shea	Officer (Principal Financial and Accounting Officer)

/s/ James M. O’Leary, Jr.	Chairman of the Board	January 12, 2022
James M. O’Leary, Jr.

/s/ Paul N. Baharian	Director	January 12, 2022
Paul N. Baharian

Signatures	Title	Date

/s/ Robert Guarnieri	Director	January 12, 2022
Robert Guarnieri

/s/ Edward J. Keohane	Director	January 12, 2022
Edward J. Keohane

/s/ Stephen D. Marini	Director	January 12, 2022
Stephen D. Marini

/s/ Tracy L. Wilson	Director	January 12, 2022
Tracy L. Wilson

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, Commonwealth of Massachusetts, on January 12, 2022.

Colonial Federal Savings Bank 401(k) Plan
By:	/s/ Michael E. McFarland
Name: Michael E. McFarland
Title: President and Chief Executive Officer